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                                                                     EXHIBIT 23



  CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated January 24, 1994 except for the note as to the subsequent event for which the date is February 3, 1994, included in the 1993 Annual Report to Stockholders of Paine Webber Group Inc.

  Our audits also included the consolidated financial statement schedules of Paine Webber Group Inc. listed in item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627,
  2-81554, 2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539 and
  33-45583) and on Form S-3(Registration Nos.  2-99979, 2-80528, 33-1985,
  33-7738, 33-29253, 33-33613, 33-38960, 33-39818, 33-45041, 33-45148,
  33-47267, 33-56156, 33-58124, 33- 53776 and 33-51149) of Paine Webber Group
  Inc. and in the related prospectuses, of the Report with respect to the consolidated financial statements and consolidated financial statement schedules of Paine Webber Group Inc. included or incorporated by reference in this 1993 Annual Report on Form 10-K for the year ended December 31, 1993.

                                                                   ERNST & YOUNG
  NEW YORK, NEW YORK
  MARCH 25, 1994